Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES FOURTH-QUARTER AND 2020 FINANCIAL RESULTS

Better-Than-Expected Q4 and Full Year Results

Santa Monica, CA – February 4, 2021 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced fourth-quarter 2020 results.

“In a year filled with adversity our extraordinary employees were determined to provide connection and joy to our 400 million players around the world,” said Bobby Kotick, CEO of Activision Blizzard. “They accomplished this as well as generating record financial results for our shareholders. Under difficult circumstances, but with the same conviction and focus, they will continue to do so in 2021.”

Financial Metrics

	Q4			CY
(in millions, except EPS)	2020	Prior Outlook*	2019	2020	2019
GAAP Net Revenues	$2,413	$2,001	$1,986	$8,086	$6,489
Impact of GAAP deferralsA	$638	$731	$722	$333	$(101)

GAAP EPS	$0.65	$0.44	$0.68	$2.82	$1.95
Non-GAAP EPS	$0.76	$0.63	$0.62	$3.21	$2.31
Impact of GAAP deferralsA	$0.45	$0.46	$0.61	$0.26	$(0.06)

* Prior outlook was provided by the company on October 29, 2020 in its earnings release.

Please refer to the tables at the back of this earnings release for a reconciliation of the company’s GAAP and non-GAAP results.

For the year ended December 31, 2020, Activision Blizzard’s net revenues presented in accordance with GAAP were $8.09 billion, as compared with $6.49 billion for 2019. GAAP net revenues from digital channels were $6.66 billion. GAAP operating margin was 34%. GAAP earnings per diluted share were $2.82, as compared with $1.95 for 2019. On a non-GAAP basis, Activision Blizzard’s operating margin was 39% and earnings per diluted share were $3.21, as compared with $2.31 for 2019.

For the quarter ended December 31, 2020, Activision Blizzard’s net revenues presented in accordance with GAAP were $2.41 billion, as compared with $1.99 billion for the fourth quarter of 2019. GAAP net revenues from digital channels were $1.87 billion. GAAP operating margin was 25%. GAAP earnings per diluted share were $0.65, as compared with $0.68 for the fourth quarter of 2019. On a non-GAAP basis, Activision Blizzard’s operating margin was 31% and earnings per diluted share were $0.76, as compared with $0.62 for the fourth quarter of 2019.

Activision Blizzard generated $2.25 billion in operating cash flow for the year ended December 31, 2020, as compared with $1.83 billion for 2019. For the quarter, operating cash flow was $1.14 billion, as compared with $918 million for the fourth quarter of 2019.

1

Activision Blizzard Announces Q4 2020 Financial Results

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Operating Metrics

For the year ended December 31, 2020, Activision Blizzard’s net bookingsB were $8.42 billion, as compared with $6.39 billion for 2019. Net bookingsB from digital channels were $7.12 billion, as compared with $4.93 billion for 2019. In-game net bookingsC were $4.85 billion.

For the quarter ended December 31, 2020, Activision Blizzard’s net bookingsB were $3.05 billion, as compared with $2.71 billion for the fourth quarter of 2019. Net bookingsB from digital channels were $2.34 billion, as compared with $1.88 billion for the fourth quarter of 2019. In-game net bookingsC were $1.32 billion.

For the quarter ended December 31, 2020, overall Activision Blizzard Monthly Active Users (MAUs)D were 397 million.

Selected Business Highlights

Activision Blizzard delivered better-than-expected results in the fourth quarter and is entering 2021 with strong momentum. In 2020, we saw the benefits of fundamental changes to our core franchises, including deeper and more consistent engagement with current and new players across multiple platforms. Much of our growth was driven by strong execution in premium content, in-game operations, expanding our presence on mobile, and ramping new engagement models. We are already seeing the impact of our growth initiatives for Call of Duty®, World of Warcraft® and Candy CrushTM, which we expect to again drive strong results in 2021. And at the same time, we are making significant progress against our development pipeline for other key intellectual properties, which we expect to fuel further growth in 2022 and beyond.

Activision

•	2020 was a record year for the Call of Duty franchise, in which premium and free-to-play experiences across platforms sustained more than 100 million monthly active players and drove franchise net bookings to approximately double the year ago level.
•	Full year Call of Duty premium unit sales grew over 40% year-over-year, with a further strong shift to digital downloads.
•	In the fourth quarter, Activision had 128 million MAUsD and net bookingsB for the Call of Duty franchise grew by a double-digit percentage year-over-year
•	The November launch of Call of Duty: Black Ops Cold War further expanded the ecosystem across console and PC. Year-over-year in the fourth quarter, MAUsD grew approximately 70% and time spent more than doubled.
•	Following the launch of the Black Ops Cold War’s first season of in-game content and the integrated WarzoneTM experience, unit sell through grew sharply year-over-year in December and January.
•	Call of Duty in-game net bookingsC on console and PC grew more than 50% year-over-year in the fourth quarter. To date, the first season of Black Ops Cold War and Warzone content has seen the highest number of battle passes consumed since the introduction of Call of Duty’s new in-game system in late 2019.
•	Call of Duty Mobile delivered its best quarter yet, with strong double-digit growth in net bookingsB year-over-year. In the fourth quarter, monthly payers in the West reached the highest level yet, with average spend per payer increasing strongly year-over-year. The game also launched in China in late December, quickly reaching the top of the download charts[1].

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Activision Blizzard Announces Q4 2020 Financial Results

Blizzard

•	World of Warcraft saw strong engagement across both the Classic and modern game modes throughout 2020, and full year franchise net bookingsB grew 40% year-over-year, reaching the highest level in nearly a decade.
•	World of Warcraft MAUsD grew year-over-year for the sixth consecutive quarter, contributing to overall Blizzard MAUsD of 29 million in the fourth quarter.
•	Fourth quarter net bookingsB for World of Warcraft grew sharply year-over-year, driven by strong sales of the Shadowlands expansion, subscriber growth, and high participation in value added services.
•	World of Warcraft player and engagement trends since the Shadowlands release are stronger than levels typically seen at this point after an expansion launch.
•

On mobile, the first stage of regional testing for Diablo® ImmortalTM in December and January was met with very positive feedback and strong engagement metrics. More players will get to experience the game in further rounds of testing ahead of the launch planned for later this year.

•	The Blizzard team is looking forward to channeling the spirit of BlizzCon® to engage and celebrate the community once again, at BlizzConlineTM on February 19th and 20th, where they will share more about the plans for their franchises.

King

•	In 2020, King delivered its best full year financial performance since the acquisition, ending the year with strong momentum. In-game net bookingsC grew by a double-digit percentage year-over-year in the fourth quarter, with growth accelerating versus the third quarter.
•	King’s fourth quarter MAUsD were 240 million, and payer numbers continued on a positive year-over-year trajectory.
•	King’s largest franchise, Candy Crush, exited 2020 with momentum. Players responded positively to new features in the franchise, driving strong growth in in-game spend per player and double-digit year-over-year growth in in-game net bookingsC in the fourth quarter. Candy Crush was once again the top grossing franchise in the U.S. app stores[1].
•	The Farm HeroesTM and Bubble WitchTM franchises grew net bookingsB year-over-year driven by strong execution across live operations and seasonal events.
•	King again delivered robust year-over-year growth in advertising, with net bookingsB from direct brand advertisers and partner networks each growing sharply year-over-year. For the full year, advertising net bookingsB grew nearly 50% year-over-year.

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Activision Blizzard Announces Q4 2020 Financial Results

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA
CY 2021
Net Revenues	$8,225	$8,225	$225
EPS	$2.83	$3.34	$0.26
Fully Diluted Shares	787	787

Q1 2021
Net Revenues	$2,015	$2,015	$(265)
EPS	$0.59	$0.84	$(0.19)
Fully Diluted Shares	784	784

Net bookingsB are expected to be $8.45 billion for 2021 and $1.75 billion for the first quarter of 2021.

Capital Allocation

The Board of Directors declared a cash dividend of $0.47 per common share, payable on May 6, 2021 to shareholders of record at the close of business on April 15, 2021, which represents a 15% increase from 2020. Additionally, the Board of Directors authorized a new two-year stock repurchase program under which the company is authorized to repurchase up to $4 billion of its outstanding common stock during the period.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended December 31, 2020 and management’s outlook for 2021. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-777-2509 in the U.S. We encourage participants to pre-register for the conference call using the following link https://dpregister.com/sreg/10150732/dfb8d1757c. A replay of the call will also be available after the call's conclusion and archived for one year at https://investor.activision.com/events.cfm.

About Activision Blizzard

Activision Blizzard, Inc. connects and engages the world through epic entertainment. A member of the Fortune 500 and S&P 500, Activision Blizzard is a leading interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty® and Crash Bandicoot™, Blizzard Entertainment's World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, and StarCraft®, and King's Candy Crush™, Bubble Witch™, and Farm Heroes™. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company's website, www.activisionblizzard.com.

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Activision Blizzard Announces Q4 2020 Financial Results

1 Based on App Annie Intelligence.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

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Activision Blizzard Announces Q4 2020 Financial Results

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•	expenses related to share-based compensation;
•	the amortization of intangibles from purchase price accounting;
•	fees and other expenses related to acquisitions, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;
•	restructuring and related charges;
•	other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;
•	the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and
•	significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, or other financial items; (2) statements of our plans and objectives, including those related to releases of products or services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. Activision Blizzard, Inc. generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “aims,” “believes,” “may,” “might,” “expects,” “intends,” “seeks,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar words and expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

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Activision Blizzard Announces Q4 2020 Financial Results

We caution that a number of important factors, many of which are beyond our control, could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the ongoing global impact of a novel strain of coronavirus which emerged in December 2019 (“COVID-19”) (including, without limitation, the potential for significant short- and long-term global unemployment and economic weakness and a resulting impact on global discretionary spending; potential strain on the retailers and distributors who sell our physical product to customers; effects on our ability to release our content in a timely manner; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; and volatility in foreign exchange rates); our ability to consistently deliver popular, high-quality titles in a timely manner, which has been made more difficult as a result of the COVID-19 pandemic; concentration of revenue among a small number of franchises; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; our ability to attract, retain and motivate skilled personnel; rapid changes in technology and industry standards; competition, including from other forms of entertainment; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; substantial influence of third-party platform providers over our products and costs; risks associated with transitions to next-generation consoles; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; our ability to realize the expected financial and operational benefits of, and effectively implement and manage, our previously-announced restructuring actions; our ability to quickly adjust our cost structure in response to sudden changes in demand; risks and costs associated with legal proceedings; intellectual property claims; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; our ability to sell products at assumed pricing levels; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the seasonality in the sale of our products; counterparty risks relating to customers, licensees, licensors, and manufacturers, which have been magnified as a result of the COVID-19 pandemic; risks associated with our use of open source software; piracy and unauthorized copying of our products; insolvency or business failure of any of our partners, which has been magnified as a result of the COVID-19 pandemic; risks and uncertainties of conducting business outside the United States; increasing regulation of our business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; reliance on servers and networks to operate our games and our proprietary online gaming service; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 30, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

7

Activision Blizzard Announces Q4 2020 Financial Results

The forward-looking statements contained herein are based on information available to Activision Blizzard, Inc. as of the date of this filing and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

8

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenues
Product sales	$866	$699	$2,350	$1,975
In-game, subscription, and other revenues[1]	1,547	1,287	5,736	4,514
Total net revenues	2,413	1,986	8,086	6,489

Costs and expenses
Cost of revenues—product sales:
Product costs	349	268	705	656
Software royalties, amortization, and intellectual property licenses	117	69	269	240
Cost of revenues—in-game, subscription, and other:
Game operations and distribution costs	313	251	1,131	965
Software royalties, amortization, and intellectual property licenses	39	68	155	233
Product development	350	296	1,150	998
Sales and marketing	341	346	1,064	926
General and administrative	255	205	784	732
Restructuring and related costs	55	29	94	132
Total costs and expenses	1,819	1,532	5,352	4,882

Operating income	594	454	2,734	1,607

Interest and other expense (income), net	31	7	87	(26)
Loss on extinguishment of debt	—	—	31	—
Income before income tax expense (benefit)	563	447	2,616	1,633

Income tax expense (benefit)	55	(78)	419	130

Net income	$508	$525	$2,197	$1,503

Basic earnings per common share	$0.66	$0.68	$2.85	$1.96
Weighted average common shares outstanding	773	768	771	767

Diluted earnings per common share	$0.65	$0.68	$2.82	$1.95
Weighted average common shares outstanding assuming dilution	780	773	778	771

[1]	In-game, subscription, and other revenues represent revenues from microtransactions and downloadable content, World of Warcraft subscriptions, licensing royalties from our products and franchises, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$8,647	$5,794
Accounts receivable, net	1,052	848
Software development	352	322
Other current assets	514	328
Total current assets	10,565	7,292
Software development	160	54
Property and equipment, net	209	253
Deferred income taxes, net	1,318	1,293
Other assets	641	658
Intangible assets, net	451	531
Goodwill	9,765	9,764
Total assets	$23,109	$19,845

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$295	$292
Deferred revenues	1,689	1,375
Accrued expenses and other liabilities	1,116	1,248
Total current liabilities	3,100	2,915
Long-term debt, net	3,605	2,675
Deferred income taxes, net	418	505
Other liabilities	949	945
Total liabilities	8,072	7,040

Shareholders' equity
Common stock	—	—
Additional paid-in capital	11,531	11,174
Treasury stock	(5,563)	(5,563)
Retained earnings	9,691	7,813
Accumulated other comprehensive loss	(622)	(619)
Total shareholders’ equity	15,037	12,805
Total liabilities and shareholders’ equity	$23,109	$19,845

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$2,197	$1,503
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(94)	(352)
Non-cash operating lease cost	65	64
Depreciation and amortization	197	328
Amortization of capitalized software development costs and intellectual property licenses[1]	249	225
Share-based compensation expense[2]	218	166
Other	59	19
Changes in operating assets and liabilities:
Accounts receivable, net	(194)	182
Software development and intellectual property licenses	(378)	(275)
Other assets	(119)	171
Deferred revenues	216	(154)
Accounts payable	(10)	31
Accrued expenses and other liabilities	(154)	(77)
Net cash provided by operating activities	2,252	1,831

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	121	153
Purchases of available-for-sale investments	(221)	(65)
Capital expenditures	(78)	(116)
Other investing activities	—	6
Net cash used in investing activities	(178)	(22)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	170	105
Tax payment related to net share settlements on restricted stock units	(39)	(59)
Dividends paid	(316)	(283)
Proceeds from issuance of debt, net of discounts	1,994	—
Repayment of long-term debt	(1,050)	—
Payment of financing costs	(20)	—
Premium payment for early redemption of notes	(28)	—
Net cash provided by (used in) financing activities	711	(237)

Effect of foreign exchange rate changes on cash and cash equivalents	69	(3)

Net increase in cash and cash equivalents and restricted cash	2,854	1,569

Cash and cash equivalents and restricted cash at beginning of period	5,798	4,229

Cash and cash equivalents and restricted cash at end of period	$8,652	$5,798

1 Excludes deferral and amortization of share-based compensation expense.

2 Includes the net effects of capitalization, deferral, and amortization of share-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	Year over Year % Increase
	2019	2019	2019	2019	2020	2020	2020	2020	(Decrease)
Cash Flow Data
Operating Cash Flow	$450	$154	$309	$918	$148	$768	$196	$1,140	24%
Capital Expenditures	18	27	34	37	19	13	24	22	(41)
Non-GAAP Free Cash Flow[1]	$432	$127	$275	$881	$129	$755	$172	$1,118	27

Operating Cash Flow - TTM[2]	$1,711	$1,856	$1,912	$1,831	$1,529	$2,143	$2,030	$2,252	23
Capital Expenditures - TTM[2]	118	115	113	116	117	103	93	78	(33)
Non-GAAP Free Cash Flow[1] - TTM[2]	$1,593	$1,741	$1,799	$1,715	$1,412	$2,040	$1,937	$2,174	27%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months. Operating Cash Flow for the three months ended June 30, 2018, three months ended September 30, 2018, and three months ended December 31, 2018 was $9 million, $253 million, and $999 million, respectively. Capital Expenditures for the three months ended June 30, 2018, three months ended September 30, 2018, and three months ended December 31, 2018 was $30 million, $36 million, and $34 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended December 31, 2020	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues—In- game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues—In- game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$2,413	$349	$117	$313	$39	$350	$341	$255	$55	$1,819
Share-based compensation[1]	—	—	(6)	—	—	(14)	(3)	(57)	—	(80)
Amortization of intangible assets[2]	—	—	—	—	(13)	—	—	(5)	—	(18)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(55)	(55)
Non-GAAP Measurement	$2,413	$349	$111	$313	$26	$336	$338	$193	$—	$1,666

Net effect of deferred revenues and related cost of revenues[4]	$638	$31	$193	$5	$2	$—	$—	$—	$—	$231

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$594	$508	$0.66	$0.65
Share-based compensation[1]	80	80	0.10	0.10
Amortization of intangible assets[2]	18	18	0.02	0.02
Restructuring and related costs[3]	55	55	0.07	0.07
Income tax impacts from items above[5]	—	(71)	(0.09)	(0.09)
Non-GAAP Measurement	$747	$590	$0.76	$0.76

Net effect of deferred revenues and related cost of revenues[4]	$407	$353	$0.46	$0.45

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2020	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues—In- game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues—In- game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$8,086	$705	$269	$1,131	$155	$1,150	$1,064	$784	$94	$5,352
Share-based compensation[1]	—	—	(14)	(1)	—	(42)	(21)	(140)	—	(218)
Amortization of intangible assets[2]	—	—	—	—	(68)	—	—	(11)	—	(79)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(94)	(94)
Non-GAAP Measurement	$8,086	$705	$255	$1,130	$87	$1,108	$1,043	$633	$—	$4,961

Net effect of deferred revenues and related cost of revenues[4]	$333	$(40)	$111	$13	$11	$—	$—	$—	$—	$95

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$2,734	$2,197	$2.85	$2.82
Share-based compensation[1]	218	218	0.28	0.28
Amortization of intangible assets[2]	79	79	0.10	0.10
Restructuring and related costs[3]	94	94	0.12	0.12
Loss on extinguishment of debt[5]	—	31	0.04	0.04
Income tax impacts from items above[6]	—	(123)	(0.16)	(0.16)
Non-GAAP Measurement	$3,125	$2,496	$3.24	$3.21

Net effect of deferred revenues and related cost of revenues[4]	$238	$205	$0.26	$0.26

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[5]	Reflects the loss on extinguishment of debt from financing activities.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended December 31, 2019	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues—In- game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues—In- game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,986	$268	$69	$251	$68	$296	$346	$205	$29	$1,532
Share-based compensation[1]	—	—	(4)	—	—	(10)	(2)	(23)	—	(39)
Amortization of intangible assets[2]	—	—	—	—	(49)	—	—	(2)	—	(51)
Restructuring and related costs[3]	—	(1)	—	—	—	—	—	—	(29)	(30)
Discrete tax-related items[4]	—	—	—	(5)	—	(3)	(5)	(4)	—	(17)
Non-GAAP Measurement	$1,986	$267	$65	$246	$19	$283	$339	$176	$—	$1,395

Net effect of deferred revenues and related cost of revenues[5]	$722	$59	$81	$3	$2	$—	$—	$—	$—	$145

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$454	$525	$0.68	$0.68
Share-based compensation[1]	39	39	0.05	0.05
Amortization of intangible assets[2]	51	51	0.07	0.07
Restructuring and related costs[3]	30	30	0.04	0.04
Income tax impacts from items above[6]	—	(45)	(0.06)	(0.06)
Discrete tax-related items[4]	17	(123)	(0.16)	(0.16)
Non-GAAP Measurement	$591	$477	$0.62	$0.62

Net effect of deferred revenues and related cost of revenues[5]	$577	$476	$0.62	$0.61

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard provided additional information in our Form 10-K for the year ended December 31, 2019.
[5]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Year Ended December 31, 2019	Net Revenues	Cost of Revenues— Product Sales: Product Costs	Cost of Revenues— Product Sales: Software Royalties and Amortization	Cost of Revenues—In- game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues—In- game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$6,489	$656	$240	$965	$233	$998	$926	$732	$132	$4,882
Share-based compensation[1]	—	—	(19)	(1)	(1)	(53)	(10)	(82)	—	(166)
Amortization of intangible assets[2]	—	—	—	—	(196)	—	—	(7)	—	(203)
Restructuring and related costs[3]	—	(5)	—	—	—	—	—	—	(132)	(137)
Discrete tax-related items[4]	—	—	—	(5)	—	(3)	(5)	(4)	—	(17)
Non-GAAP Measurement	$6,489	$651	$221	$959	$36	$942	$911	$639	$—	$4,359

Net effect of deferred revenues and related cost of revenues[5]	$(101)	$(23)	$(25)	$(2)	$1	$—	$—	$—	$—	$(49)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,607	$1,503	$1.96	$1.95
Share-based compensation[1]	166	166	0.22	0.22
Amortization of intangible assets[2]	203	203	0.26	0.26
Restructuring and related costs[3]	137	137	0.18	0.18
Income tax impacts from items above[6]	—	(95)	(0.13)	(0.12)
Discrete tax-related items[4]	17	(131)	(0.17)	(0.17)
Non-GAAP Measurement	$2,130	$1,783	$2.33	$2.31

Net effect of deferred revenues and related cost of revenues[5]	$(52)	$(47)	$(0.07)	$(0.06)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities. Activision Blizzard provided additional information in our Form 10-K for the year ended December 31, 2019.
[5]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three Months and Years Ended December 31, 2020 and 2019

(Amounts in millions)

Three Months Ended:	December 31, 2020				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,657	$530	$577	$2,764	$231	$(32)	$74	$273
Intersegment net revenues[1]	—	49	—	49	—	16	—	16
Segment net revenues	$1,657	$579	$577	$2,813	$231	$(16)	$74	$289

Segment operating income	$780	$160	$242	$1,182	$84	$(100)	$45	$29

Operating Margin				42.0%

	December 31, 2019
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,426	$562	$503	$2,491
Intersegment net revenues[1]	—	33	—	33
Segment net revenues	$1,426	$595	$503	$2,524

Segment operating income	$696	$260	$197	$1,153

Operating Margin				45.7%

Years Ended:	December 31, 2020				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$3,942	$1,794	$2,164	$7,900	$1,723	$118	$133	$1,974
Intersegment net revenues[1]	—	111	—	111	—	68	—	68
Segment net revenues	$3,942	$1,905	$2,164	$8,011	$1,723	$186	$133	$2,042

Segment operating income	$1,868	$693	$857	$3,418	$1,018	$229	$117	$1,364

Operating Margin				42.7%

	December 31, 2019
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$2,219	$1,676	$2,031	$5,926
Intersegment net revenues[1]	—	43	—	43
Segment net revenues	$2,219	$1,719	$2,031	$5,969

Segment operating income	$850	$464	$740	$2,054

Operating Margin				34.4%

[1]	Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated income before income tax expense.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three Months and Years Ended December 31, 2020 and 2019

(Amounts in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Reconciliation to consolidated net revenues:
Segment net revenues	$2,813	$2,524	$8,011	$5,969
Revenues from non-reportable segments[1]	287	217	519	462
Net effect from recognition (deferral) of deferred net revenues[2]	(638)	(722)	(333)	101
Elimination of intersegment revenues[3]	(49)	(33)	(111)	(43)
Consolidated net revenues	$2,413	$1,986	$8,086	$6,489

Reconciliation to consolidated income before income tax expense:
Segment operating income	$1,182	$1,153	$3,418	$2,054
Operating income (loss) from non-reportable segments[1]	(28)	15	(55)	24
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	(407)	(577)	(238)	52
Share-based compensation expense	(80)	(39)	(218)	(166)
Amortization of intangible assets	(18)	(51)	(79)	(203)
Restructuring and related costs[4]	(55)	(30)	(94)	(137)
Discrete tax-related items[5]	—	(17)	—	(17)
Consolidated operating income	594	454	2,734	1,607
Interest and other expense (income), net	31	7	87	(26)
Loss on extinguishment of debt	—	—	31	—
Consolidated income before income tax expense (benefit)	$563	$447	$2,616	$1,633

[1]	Includes other income and expenses from operating segments managed outside the reportable segments, including our distribution business. Also includes unallocated corporate income and expenses.
[2]	Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.
[3]	Intersegment revenues reflect licensing and service fees charged between segments.
[4]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[5]	Reflects the impact of other unusual or unique tax-related items and activities.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three Months and Years Ended December 31, 2020 and 2019

(Amounts in millions)

	Three Months Ended
	December 31, 2020		December 31, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,874	78%	$1,439	72%	$435	30%
Retail channels	234	10	310	16	(76)	(25)
Other[3]	305	13	237	12	68	29
Total consolidated net revenues	$2,413	100%	$1,986	100%	$427	22
Change in deferred revenues[4]
Digital online channels[2]	$466		$439
Retail channels	182		278
Other[3]	(10)		5
Total changes in deferred revenues	$638		$722

	Years Ended
	December 31, 2020		December 31, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$6,658	82%	$4,932	76%	$1,726	35%
Retail channels	741	9	909	14	(168)	(18)
Other[3]	687	8	648	10	39	6
Total consolidated net revenues	$8,086	100%	$6,489	100%	$1,597	25
Change in deferred revenues[4]
Digital online channels[2]	$464		$(4)
Retail channels	(112)		(95)
Other[3]	(19)		(2)
Total changes in deferred revenues	$333		$(101)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Digital online channels represent revenues from digitally-distributed downloadable content, microtransactions, subscriptions, and products, as well as licensing royalties.
[3]	Net revenues from Other primarily includes revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three Months and Years Ended December 31, 2020 and 2019

(Amounts in millions)

	Three Months Ended
	December 31, 2020		December 31, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$840	35%	$595	30%	$245	41%
PC	561	23	521	26	40	8
Mobile and ancillary[2]	707	29	633	32	74	12
Other[3]	305	13	237	12	68	29
Total consolidated net revenues	$2,413	100%	$1,986	100%	$427	22
Change in deferred revenues[4]
Console	$432		$536
PC	207		165
Mobile and ancillary[2]	9		16
Other[3]	(10)		5
Total changes in deferred revenues	$638		$722

	Years Ended
	December 31, 2020		December 31, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$2,784	34%	$1,920	30%	$864	45%
PC	2,056	25	1,718	26	338	20
Mobile and ancillary[2]	2,559	32	2,203	34	356	16
Other[3]	687	8	648	10	39	6
Total consolidated net revenues	$8,086	100%	$6,489	100%	$1,597	25
Change in deferred revenues[4]
Console	$132		$(54)
PC	179		(53)
Mobile and ancillary[2]	41		8
Other[3]	(19)		(2)
Total changes in deferred revenues	$333		$(101)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.
[3]	Net revenues from Other primarily includes revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three Months and Years Ended December 31, 2020 and 2019

(Amounts in millions)

	Three Months Ended
	December 31, 2020		December 31, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,247	52%	$935	47%	$312	33%
EMEA[2]	910	38	713	36	197	28
Asia Pacific	256	11	338	17	(82)	(24)
Total consolidated net revenues	$2,413	100%	$1,986	100%	$427	22

Change in deferred revenues[3]
Americas	$390		$425
EMEA[2]	220		238
Asia Pacific	28		59
Total changes in deferred revenues	$638		$722

	Years Ended
	December 31, 2020		December 31, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$4,434	55%	$3,341	51%	$1,093	33%
EMEA[2]	2,680	33	2,239	35	441	20
Asia Pacific	972	12	909	14	63	7
Total consolidated net revenues	$8,086	100%	$6,489	100%	$1,597	25

Change in deferred revenues[3]
Americas	$285		$(44)
EMEA[2]	59		(47)
Asia Pacific	(11)		(10)
Total changes in deferred revenues	$333		$(101)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA AND ADJUSTED EBITDA

For the Trailing Twelve Months Ended December 31, 2020

(Amounts in millions)

					Trailing Twelve
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Months Ended December 31, 2020

GAAP Net Income	$505	$580	$604	$508	$2,197
Interest and other expense (income), net	8	22	25	31	87
Loss on extinguishment of debt	—	—	31	—	31
Provision for income taxes	99	147	118	55	419
Depreciation and amortization	62	43	46	45	197
EBITDA	674	792	824	639	2,931

Share-based compensation expense[1]	43	42	53	80	218
Restructuring and related costs[2]	23	6	9	55	94
Adjusted EBITDA	$740	$840	$886	$774	$3,243

Change in deferred net revenues and related cost of revenues[3]	$(171)	$152	$(150)	$407	$238

[1]	Includes expenses related to share-based compensation.
[2]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending March 31, 2021 and Year Ending December 31, 2021

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	March 31, 2021	December 31, 2021

Net Revenues[1]	$2,015	$8,225
Change in deferred revenues[2]	$(265)	$225

Earnings Per Diluted Share (GAAP)	$0.59	$2.83
Excluding the impact of:
Share-based compensation[3]	0.25	0.43
Amortization of intangible assets[4]	0.01	0.01
Restructuring and related costs[5]	0.05	0.13
Income tax impacts from items above[6]	(0.05)	(0.06)
Earnings Per Diluted Share (Non-GAAP)	$0.84	$3.34

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	$(0.19)	$0.26

[1]	Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.
[2]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.
[3]	Reflects expenses related to share-based compensation.
[4]	Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the acquisition of King.
[5]	Reflects our restructuring initiatives, primarily severance and other restructuring-related costs.
[6]	Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.
[7]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING METRICS

(Amounts in millions)

Net Bookings1

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	$ Increase (Decrease)	% Increase (Decrease)	2020	2019	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$3,051	$2,708	$343	13%	$8,419	$6,388	$2,031	32%
In-game net bookings[2]	1,324	1,085	239	22	4,852	3,366	1,486	44

1 We monitor net bookings as a key operating metric in evaluating the performance of our business as it enables an analysis of performance based on the timing of actual transactions with our customers, along with providing a more timely indication of trends in our operating results. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

2 In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Activision	128	102	125	111	128
Blizzard	32	32	32	30	29
King	249	273	271	249	240
Total MAUs	409	407	428	390	397

3 We monitor our average monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.